As filed with the Securities and Exchange Commission on February 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REVOLVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1640160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12889 Moore Street

Cerritos, California 90703

(Address of Principal Executive Offices) (Zip Code)

2019 Equity Incentive Plan

(Full title of the plan)

Michael Karanikolas
Michael Mente

12889 Moore Street

Cerritos, California 90703

(562) 677-9480

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Jesse Timmermans Jodi Lumsdaine Chapin Revolve Group, Inc. 12889 Moore Street Cerritos, California 90703 (562) 677-9480	Michael Nordtvedt Victor Nilsson Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, WA 98104 (206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed to register an additional 3,661,666 shares of Class A common stock of Revolve Group, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”) as a result of an evergreen provision in the 2019 Plan providing that the total number of shares of Class A common stock reserved for issuance under the 2019 Plan will be automatically increased as of the first day of each fiscal year.

These additional shares of Class A common stock are securities of the same class as other securities for which (i) a previous Registration Statement on Form S-8 was filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 7, 2019 (File No. 333-232010) and (ii) a previous Registration Statement on Form S-8 was filed by the Registrant with the Commission on February 25, 2021 (File No. 333-253516) (together, the “Previous Registration Statements”).  In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statements, including periodic reports filed after the Previous Registration Statements to maintain current information about the Registrant, are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 28, 2022;

(b)

All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(c)

The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38927) filed with the Commission on June 3, 2019, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
		Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Specimen Class A common stock certificate of the Registrant	S-1/A	333- 227614	4.1	November 21, 2018
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
10.1	2019 Equity Incentive Plan	S-1/A	333- 227614	10.5	March 14, 2019
10.2	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2019 Equity Incentive Plan	S-1/A	333- 227614	10.6	March 14, 2019
10.3	Form of Notice of Restricted Stock Unit Grant and Restricted Stock Unit Agreement under the 2019 Equity Incentive Plan	S-1/A	333- 227614	10.7	March 14, 2019
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (contained on signature page hereto)					X
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on the 28th day of February, 2022.

REVOLVE GROUP, INC.

By:	/s/ Michael Karanikolas
	Name:	Michael Karanikolas
	Title:	Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Karanikolas, Jesse Timmermans and Jodi Lumsdaine Chapin as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of the Registrant) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Michael Karanikolas	Co-Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2022
Michael Karanikolas

/s/ Michael Mente	Co-Chief Executive Officer and Director	February 28, 2022
Michael Mente

/s/ Jesse Timmermans	Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2022
Jesse Timmermans

/s/ Melanie Cox	Director	February 28, 2022
Melanie Cox

/s/ Oana Ruxandra	Director	February 28, 2022
Oana Ruxandra

/s/ Marc Stolzman	Director	February 28, 2022
Marc Stolzman

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